Exhibit (d)(1)(xviii)

Form of

AMENDMENT NO. 9

TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 9, dated [                ], 2006 (“Amendment No. 9”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000 (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby appoints AXA Equitable as the investment manager of the following new Portfolios:

EQ/AXA Rosenberg Value Long/Short Portfolio;

EQ/Davis New York Venture Portfolio;

EQ/Franklin Income Portfolio;

EQ/Franklin Small Cap Value Portfolio;

EQ/International ETF Portfolio;

EQ/Mutual Shares Portfolio;

EQ/Oppenheimer Global Portfolio;

EQ/Oppenheimer Main Street Opportunity Portfolio;

EQ/Oppenheimer Main Street Small Cap Portfolio;

EQ/Templeton Growth Portfolio; and

EQ/Van Kampen Real Estate Portfolio (“New Portfolios”),

on the terms and conditions contained in the Agreement.

2.	EQ/International ETF Portfolio. The following is added after the first paragraph of Section 2.A of the Agreement:

With respect to the EQ/International ETF Portfolio, the Manager will manage the investment operations and composition of the Portfolio and render investment advice for the Portfolio, including the purchase, retention and disposition of the investments, securities and cash contained in the Portfolio, in accordance with the Portfolio’s investment objective, policies and restrictions as stated in the Trust’s Amended and Restated Agreement and Declaration of Trust, By-Laws and the Portfolio’s Prospectus and Statement of Additional Information and Compliance Manual, as is from time to time in effect. Subject to the general supervision and control of the Board and under the terms and conditions set forth in this Agreement, the Manager, at its own expense, may select and contract with one or more Subadvisers to manage the investment operations and composition of the Portfolio and render investment advice for the Portfolio, including the purchase, retention and disposition of the investments, securities and cash contained in the Portfolio, in accordance with the Portfolio’s investment objective, policies and restrictions as stated in the Trust’s Amended and Restated Agreement and Declaration of Trust, By-Laws and the Portfolio’s Prospectus and Statement of Additional Information and Compliance Manual, as from time to time in effect; provided that any Advisory Agreement shall be in compliance with and approved as required by the Investment Company Act or in accordance with exemptive relief granted by the SEC under the Investment Company Act.

The following is added after the first paragraph of Section 2.B of the Agreement:

With respect to the EQ/International ETF Portfolio, as part of the advisory services it will provide hereunder, AXA Equitable will:

(a)	obtain and evaluate, to the extent deemed necessary and advisable by AXA Equitable in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

(b)	formulate and implement a continuous investment program for the Portfolio, which may consist of investing the assets of the Portfolio in other registered investment companies;

(c)	take whatever steps are necessary to implement the investment program for the Portfolio by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of the Portfolio;

(d)	keep the Trustees of the Trust fully informed in writing on an ongoing basis of all material facts concerning the investment and reinvestment of the assets in the Portfolio, its key investment personnel and operations, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Trustees of the Trust;

(e)	in accordance with procedures and methods established by the Trustees of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Manager for each security or other investment/asset in the Portfolio for which market prices are not readily available;

(f)

cooperate with and provide reasonable assistance to the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

In addition, the Manager will furnish to the Trust such statistical information, with respect to the investments that the Portfolio may hold or contemplate purchasing, as the Trust may reasonably request. Manager also agrees to furnish to third-party data reporting services, all currently available standardized performance information and other customary data.

3.	Duration.

(a)	With respect to the New Portfolios specified in this Amendment No. 9, the Agreement will continue in effect until two years after its effective date and may be continued thereafter pursuant to subsection (b) below.

(b)	With respect to each New Portfolio, this Agreement shall continue in effect for an initial period of two years as specified in subsection (a) and thereafter only so long as such continuance is approved annually by the Board of Trustees or by vote of the outstanding shares of the New Portfolio and also by a majority of the Independent Trustees. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a New Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of such New Portfolio votes to approve the Agreement or its continuance, notwithstanding that the agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (i) any other Portfolio affected by the Agreement, or (ii) all the Portfolios of the Trust.

4.	Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

5.	Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to AXA Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE LIFE INSURANCE COMPANY

Kenneth T. Kozlowski Chief Financial Officer	Steven M. Joenk Senior Vice President

APPENDIX A

AMENDMENT NO. 9

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

(fka EQ/Alliance Premier Growth Portfolio)

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Davis New York Venture Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

(fka EQ/Emerging Markets Equity Portfolio)

EQ/Evergreen Omega Portfolio

(fka Evergreen Portfolio)

EQ/Evergreen International Bond Portfolio

EQ/Equity 500 Index Portfolio

(fka Alliance Equity Index Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

(fka Warburg Pincus Small Co. Value Portfolio)

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/International ETF Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

(fka JPM Core Bond Portfolio)

EQ/J.P. Morgan Value Opportunities Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio

(fka EQ/Putnam International Equity Portfolio)

EQ/MFS Investors Trust Portfolio

(fka MFS Growth with Income Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/Money Market Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Small Company Index Portfolio

(fka BT Small Company Index Portfolio)

EQ/Templeton Growth Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

APPENDIX B

AMENDMENT NO. 9

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)

Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%
Equity Portfolio
EQ/International ETF	0.400%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Alliance Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/Alliance Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/Evergreen International Bond	0.700%	0.675%	0.650%	0.630%	0.620%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%
EQ/Money Market	0.350%	0.325%	0.300%	0.280%	0.270%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Alliance Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Alliance Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Alliance International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Alliance Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Alliance Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Ariel Appreciation II	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Rosenberg Value Long/Short	1.400%	1.350%	1.325%	1.300%	1.275%
EQ/Bernstein Diversified Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Franklin Income	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Franklin Small Cap Value	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lazard Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Legg Mason Value Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mutual Shares	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Oppenheimer Main Street Opportunity	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Oppenheimer Main Street Small Cap	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Templeton Growth	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
EQ/Van Kampen Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Real Estate	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Wells Fargo Montgomery Small Cap	0.750%	0.700%	0.675%	0.650%	0.625%